Work Order #1
Dated November 9, 2007

The services described herein will be provided in accordance with the terms and conditions of the Master Services Agreement, dated August 24, 2007, between AAIPharma Inc., on behalf of itself and its subsidiaries (collectively, ‘AAIPharma’) and YM Biosciences USA Inc. (hereinafter referred to as “YMB USA”).

The following documents are attached to this Work Order and shall be incorporated herein:

Attachment I	Final Scope of Work, including the description of Services to be provided and timeline

Attachment II	Budget and Payment Terms for the Final Scope of Work

All terms and conditions provided in the Master Services Agreement executed by the parties with an Effective Date of August 24, 2007 remain unmodified and in full force and effect.

ACKNOWLEDGED, ACCEPTED AND AGREED TO:

AAIPharma Inc.

Signature	Date

Name

Title

YM Biosciences USA Inc.

/s/ David G.P. Allan	[ILLEGIBLE]
Signature	Date

David G.P. Allan
Name

CHAIR & CEO
Title

ATTACHMENT I to Work Order #1
Final Scope of Work

Protocol No. YMB USA1000/009 entitled “Phase II Study of Safety and Efficacy of Nimotuzumab (TheraCIM®) In Pediatric Patients with Recurrent Diffuse Intrinsic Pontine Glioma”

SCOPE OF WORK:

•	Project Management (USA)	•	Medical Monitoring (USA)
•	Clinical Monitoring (USA)	•	Pharmacovigilance (inc OC AERS set-up/maintenance)
•	Data Management	•	Medical Writing
•	Biostatistics	•	Clinical Trial Material Distribution (USA)

STUDY PARAMETERS:

PARAMETERS:
Number of Completed Patients:	44
(30 USA patients)
Number of Investigative Sites:	[*]
( [*] USA)
Estimated Number of Total CRF Pages Per Patient:	150
Estimated Number of Unique CRF Pages Per Patient:	25
Total Number of CRF Pages:	6,600
Estimated Number of Queries:	1,320
Total Number of Serious Adverse Events:	[*]
Total Number of Face-to-Face Project Meetings (alternating between AAIPharma and YMB USA):	4 with PM 2 with Team
Total Number of Teleconferences:	47 with PM/RA (24 inc. Team)
USA SITES
Total Number of Qualification Site Assessment (QSA)
Visits:	To be performed during Initiation Visit

Total Number of Initiation Visits:	8

Total Number of Interim Visits:	Average 5 two-day Visits per site

Total Number of Closeout Visits:	8

Total Number of Tables:	30
Total Number of Listings:	25
Total Number of Figures:	5
Total Number of Outputs:	5

AAIPharma/YMB USA Work Order #1 R3	Page 1 of 5
Attachment I

TIMELINE

TIME LINE
Project Award (LOI executed):	August 27, 2007
Study Start-up:	3 months
Patient Enrollment Duration:	14 months
Patient Treatment Duration:	Up to 4.5 months (18 weeks)
Follow-up Duration:	Up to 4 months
Database Lock:	1 month after last CRF in-house
Draft Tables, Listings and Figures[1]:	3 Weeks from Database Lock
Final Tables, Listings and Figures[1]:	2 Weeks from Receipt of YMB USA’s Comments
Draft Report[1]:	4 Weeks from Final Tables, Listings and Figures
Final Report[1]:	2 Weeks from Receipt of YMB USA’s Comments
TOTAL PROJECT DURATION	29 months

1Assumes an optimized collaborative process between AAIPharma and YMB USA during statistical analysis, results reviews, and report planning and generation.

TASK OWNERSHIP

Study Setup (services to achieve the “First Patient Enrolled” milestone)

Service	YMB USA Responsibility	AAIPharma Responsibility
Kickoff Meeting	✓	✓
Prepare Project Operational Plan (POP)		✓
CRF Design		✓
CRF Printing and Shipping		✓
Develop Model Informed Consent Form		✓
Investigator Selection	✓
Conduct Qualifying Site Assessment Visits (USA Sites)		Performed at Initiation Visit
Collect/Review Regulatory Documents (USA Sites)		✓

AAIPharma/YMB USA Work Order #1 R3	Page 2 of 5
Attachment I

Service	YMB USA Responsibility	AAIPharma Responsibility
Maintain Trial Master File (USA Sites)		✓
File Regulatory Documents with FDA	✓
Coordinate Investigational Product Packaging/Shipping	✓	US Sites
• Client will provide ready-to distribute clinical supplies
• storage at 2-8C
• Distribution performed at 2-8C w/ temperature monitoring required
• Drug return activities and destruction not required
Assist sites with IRB requirements		✓
Negotiate Site Agreements	✓
Execute Site Agreements	✓
Plan and Coordinate Investigators’ Meeting	✓
Attend Investigators’ Meeting	✓	✓
5 attendees
Attend Training Meeting	✓	✓
Conduct Initiation Visits with Medical Monitor		US Sites
Develop Monitor Guidelines and Source Document Verification Plan (SDVP)		✓
Database Design		✓
Data Management Operational Plan (DMOP)		✓
Generate Statistical Analysis Plan		✓

Ongoing Study Management (Services from First Patient Enrolled through Database Lock)

Service	YMB USA Responsibility	AAIPharma Responsibility
Provide Interim Monitoring Visits (USA Sites)		✓
Provide Ongoing Site Management Services (USA		✓
Sites)
Administer Payments of Investigator Grants	✓
Provide Status Reports to YMB USA	✓
Provide Medical Management (USA)		✓
Set-up and Maintain Oracle AERS Database		✓
Provide SAE Management		✓
Preparation of SAE narratives		✓

AAIPharma/YMB USA Work Order #1 R3 Attachment I	Page 3 of 5

Service	YMB USA Responsibility	AAIPharma Responsibility
Filing of SAE Reports with the FDA	✓
Participate in Project Team Meetings	✓	✓
Participate in Teleconferences	✓	✓
Provide Quality Assurance Site Audits		✓
CRF and Query Scanning, Tracking, and Storage		✓
Data Entry		✓
Data Verification		✓
Integration of External Electronic Data		✓
Data Validation		✓
Data Coding		✓
SAE Report Reconciliation against CRF Data		✓
Database Quality Control Audit		✓
Provide Clean, Locked Database to YMB USA		✓
Quality Assurance Site Audits		✓
Optional
Advance Planning for Study Report	✓	✓

AAIPharma/YMB USA Work Order #1 R3	Page 4 of 5
Attachment I

Study Closeout Services (Services from Database Lock to final Deliverable)

Service	YMB USA Responsibility	AAIPharma Responsibility
Conduct Study Closeout Visits (USA Sites)		✓
Generate Statistical Tables, Listings, and Figures		✓
Attend Results Review Meeting	✓	✓
Generate Draft Clinical Study Report (CSR)		✓
Comment on Draft CSR	✓
Finalize Clinical Study Report		✓
Prepare and Transfer SAS Code		✓
Study Closeout Meeting	✓	✓

AAIPharma/YMB USA Work Order #1 R3 Attachment I	Page 5 of 5

ATTACHMENT II to Work Order #1
Budget and Payment Terms for the Final Scope of Work

ESTIMATED BUDGET

[Intentionally Left Blank]

AAIPharma/YMB USA Work Order #1 R2
Attachment II

ESTIMATED BUDGET

YM Biosciences - 07-138.R3 dated November 8, 2007
#Sites
#CRFs

44	Total Enrolled Patients
30	Total US Patients
8	US Sites
6,600	Total CRF Pages
29	Months Study Duration

ESTIMATED BUDGET
PROJECT MANAGEMENT		[*]
PROJECT COORDINATION (29 months)	[*]
PROJECT MEETINGS AND CONFERENCE CALLS	[*]

STUDY SETUP		[*]
REGULATORY DOCUMENT COLLECTION AND PROCESSING	[*]
PROJECT TEAM TRAINING AND KICK-OFF MEETING	[*]
INVESTIGATORS MEETINGS (US Sites Face-to-Face)
ATTENDANCE & PARTICIPATION	[*]
COORDINATION FEE	[*]
CRF DESIGNS AND INSTRUCTIONS	[*]
ADMINISTRATION & PAYMENT OF LABORATORY	[*]
ADMINISTRATION OF INVESTIGATOR GRANTS	[*]

CLINCAL/MEDICAL AFFAIRS		[*]
QSA/INITIATION VISITS (8)	[*]
MEDICAL MONITOR TO ATTEND QSA/INITIATION VISITS	[*]
INTERIM MONITORING VISITS (Average 5 two-day visits per site)	[*]
CLOSEOUT VISITS (8)	[*]
STATUS REPORTS	[*]
MEDICAL MANAGEMENT	[*]
SAE MANAGEMENT SET-UP AND MAINTENANCE (Oracle AERS)	[*]
SAE MANAGEMENT	[*]
SAE NARRATIVES (Includes MedWatch/CIOMS reports)	[*]
SITE MANAGEMENT	[*]
CLINICAL REGULATORY SITE SUPPORT	[*]
CLINICAL PROJECT COORDINATION	[*]

DATA MANAGEMENT & CLINICAL DATA SYSTEMS		[*]
DATA MANAGEMENT OPERATIONAL PLAN	[*]
DATABASE DESIGN, PROGRAMMING AND TESTING	[*]
DATA ENTRY AND VERIFICATION	[*]
DICTIONARY CODING	[*]
CRF AND QUERY TRACKING & INVENTORY VIA SCANNING	[*]
DATA VALIDATION INCLUDING QUERY GENERATION & RESOLUTION	[*]
MEDICAL REVIEW OF CRFs	[*]
DATABASE QUALITY CONTROL AUDIT	[*]
EXTERNAL DATA INTEGRATION	[*]
DATA MANAGEMENT PROJECT COORDINATION	[*]
ADMINISTRATIVE	[*]

BIOSTATISTICAL/REPORT PREPARATION SERVICES		[*]
STATISTICAL ANALYSIS PLAN	[*]
STATISTICAL TABLES, LISTINGS & PROGRAMMING	[*]
ANALYSIS PRODUCTION	[*]
INTEGRATED CLINICAL/STATISTICAL REPORT	[*]
RESULTS REVIEW MEETING	[*]
BIOSTATISTICAL/REPORT PROJECT COORDINATION	[*]

TOTAL ESTIMATED BUDGET	[*]

ADDITIONAL SERVICES
CLINICAL TRIAL MATERIAL DISTRIBUTION TO US SITES	[*]

TOTAL ESTIMATED BUDGET EXCLUSIVE OF PASS THROUGH EXPENSES	[*]

ESTIMATED PASS THROUGH EXPENSES		[*]
INVESTIGATOR MEETING (incidentals @$100/attendee)	[*]
MONITOR TRAVEL	[*]
MEDICAL MONITOR TRAVEL (8 VISITs)	[*]
CRF PRINTING AND SHIPPING	[*]
PROJECT MEETING EXPENSES	[*]

TOTAL ESTIMATED BUDGET	[*]

OPTIONAL COSTS
CLINICAL INTERIM MONITORING
ADDITIONAL VISIT PER PATIENT (From 1 to 2 Visits per Patient)	[*]
SITE VISIT TRAVEL	[*]
QUALITY ASSURANCE
INVESTIGATOR SITE VISITS	[*]
SITE VISIT TRAVEL	[*]

AAIPharma/YMB USA Work Order #1 R2
Attachment II

Payment Schedule
YM Biosciences
YMB1000/009

First Budget
Direct Costs:	USD

Execution of WorkOrder	$	[*]
Milestones:
Monthly Maintence Fee (Project Management, Site Management, PVG, QA and Medical Overview)
$[*]month for [*] months (Sept-07-Jan-07)	$	[*]
Clinical:
Completion of Base Documents	$	[*]
First Site Initiated	$	[*]
100% Sites Initiated	$	[*]
First Patient Enrolled	$	[*]
20% Monitoring Visits Completed	$	[*]
40% Monitoring Visits Completed	$	[*]
60% Monitoring Visits Completed	$	[*]
80% Monitoring Visits Completed	$	[*]
100% Monitoring Visits Completed	$	[*]
All Sites Closed-out	$	[*]
Database Set-Up	$	[*]
50% CRFs Completed	$	[*]
100% CRFs Completed	$	[*]
Database Lock	$	[*]
Clinical Study Report	$	[*]
Total Direct Costs	$	[*]

AAIPharma/YMB USA Work Order #1 R2
Attachment II